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                            STOCK PURCHASE AGREEMENT

                                  DATED AS OF

                               NOVEMBER 12, 1996

                                     AMONG

                          BONE, MUSCLE AND JOINT, INC.

                                      AND

                        THE INVESTORS IDENTIFIED HEREIN




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                          BONE, MUSCLE AND JOINT, INC.
                      4800 N. Federal Highway, Suite 104D
                           Boca Raton, Florida 33431



                                                      As of November 12, 1996



To Each of the Parties
Named on Schedule I Attached
Hereto:


                            Stock Purchase Agreement

Ladies and Gentlemen:

         The undersigned, BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Corporation"), hereby agrees with each of the parties listed on Schedule I hereto (each, an "Investor," and, collectively, the "Investors") as follows:


         SECTION 1. Issuance and Sale of Series B Preferred Stock; Closing.

         1.1 Authorization of Shares. On the terms and subject to the conditions hereof, the Corporation has authorized the issuance and sale at the Closing (as hereinafter defined) of an aggregate of 2,000,000 shares (the "Shares") of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), of the Corporation.

         1.2 Agreement to Purchase and Sell the Shares. At the Closing, the Corporation is selling to each Investor, and each Investor is severally purchasing from the Corporation, upon the terms and subject to the conditions hereinafter set forth, that number of Shares set forth opposite the name of such Investor on SCHEDULE I hereto, at a purchase price of $3.00 per Share.

         1.3 The Closing. The closing (the "Closing") hereunder with respect to the Shares is taking place on the date hereof at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, simultaneously with the execution and delivery of this Agreement (the date hereof being sometimes referred to herein as the "Closing Date").

         1.4 Delivery of Shares to the Investors. At the Closing, the Corporation shall deliver to each Investor a certificate representing that number of Shares set forth opposite such Investor's name on SCHEDULE I registered in the name of such Investor and dated the Closing Date. Delivery to each Investor of the Shares to be purchased by such Investor hereunder shall be made against receipt by the Corporation of a check payable to the

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Corporation, or a wire transfer to an account designated by the Corporation, in either case in an amount equal to the full amount of the purchase price for such Shares being purchased by such Investor.


         SECTION 2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investors as follows:

         2.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Corporation is qualified to do business as a foreign corporation in the States of Florida and Pennsylvania and is not qualified to do business as a foreign corporation in any other jurisdiction and the failure to be so qualified in any such other jurisdiction will not have a material adverse effect on the Corporation's business or financial condition.

         2.2 Capitalization. The authorized capital stock of the Corporation immediately upon consummation of the transactions contemplated hereby shall consist of:

             (a) 10,000,000 shares of Common Stock, of which (i) 1,790,000 shares will be validly issued and outstanding, fully paid and nonassessable; and
(ii) 1,250,000 shares will be reserved for issuance to senior management employees pursuant to the Corporation's 1996 Stock Option Plan (the "Stock Option Plan"), of which (A) 225,000 shares will be reserved for issuance to Naresh Nagpal, M.D. ("Dr. Nagpal"), pursuant to that certain letter of employment dated as of May 6, 1996 (the "Employment Letter"), between the Corporation and Dr. Nagpal; (B) 20,000 shares will be reserved for issuance to James Hoffman, M.D. ("Hoffman"), pursuant to that certain Option Agreement dated as of July 1, 1996 (the "Hoffman Option Agreement") between the Corporation and Hoffman; and (C) 135,000 shares will be reserved for issuance to John Finlay ("Finlay") pursuant to that certain Option Agreement dated as of ________ __, 1996 (the "Finlay Option Agreement"), between the Corporation and Finlay; and

             (b) 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), of the Corporation, of which (i) 999,999 shares will be designated Series A Preferred Stock and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (ii) 999,999 shares will be designated Series A-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series A Preferred Stock; (iii) 2,000,001 shares will be designated Series B Preferred Stock and all of such shares will be validly issued and outstanding, fully paid and nonassessable; and (iv) 2,000,001 shares will be designated Series B-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the

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Series B Preferred Stock pursuant to Section 6 of Article IV of the Amended and
Restated Certificate of Incorporation;

Except for Common Stock issuable upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock and pursuant to the Stock Option Plan, the Employment Letter, the Hoffman Option Agreement and the Finlay Option Agreement and upon the consummation of the transactions contemplated hereby, there will be no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue or sell any shares of capital stock or other securities of the Corporation or (ii) preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Amended and Restated Certificate of Incorporation or By-laws of the Corporation or any agreement to which the Corporation is party or otherwise.

         2.3 Authorization. The execution, delivery and performance by the Corporation of this Agreement and the agreements referred to herein or contemplated hereby to which the Corporation is a party (collectively, the "Related Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Corporation, and this Agreement and each of the Related Agreements has been duly executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and each of the Related Agreements and compliance with the provisions hereof and thereof by the Corporation will not (a) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or its properties or assets or (b) conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Amended and Restated Certificate of Incorporation or By-laws of the Corporation or any note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which the Corporation is a party or by which it or any of its properties or assets may be bound or affected.

         2.4 Consents or Approvals Required. Except for the filing of any notice which may be required under applicable Federal or state securities law (which, if required, has been or shall be filed on a timely basis as may be so required), no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or

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other person or entity is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or any of the Related Agreements.

         2.5 Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of the Corporation and when issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Corporation or others.

         2.6 Financial Information. Attached hereto as EXHIBIT A is a copy of the unaudited balance sheet of the Corporation as of September 30, 1996, and the related unaudited income statement for the five-month period then ended, prepared by the Corporation.

         2.7 Litigation. There are no actions, suits, proceedings or investigations pending against the Corporation before any court or governmental agency, nor to the best of the Corporation's knowledge, is there any action, suit, proceeding or investigation pending or threatened affecting the Corporation's properties, assets or operations or its right to employ or retain any of its employees or consultants.

         2.8 Use of Proceeds. The net proceeds received by the Corporation from the sale of the Shares shall be used by the Corporation for general working capital purposes as determined by the Board of Directors from time to time.


         SECTION 3. Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to the Corporation as follows:

         3.1 Authorization. The execution, delivery and performance by such Investor of this Agreement and the Related Agreements to which such Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Investor, and this Agreement and each of the Related Agreements has been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and each of the Related Agreements and compliance with the provisions hereof and thereof by such Investor will not (a) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to such Investor or its properties or assets or (b)



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conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the charter or by-laws or agreement of partnership or any similar organizational document of such Investor or any note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which such Investor is a party or by which it or any of its properties or assets may be bound or affected.

         3.2 Accredited Investor. Such Investor is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

         3.3 Investor Intent. Such Investor is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.

         3.4 Restricted Securities. Such Investor understands (i) that the Shares will not be registered under the Securities Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or any state securities or "blue-sky" laws, (ii) that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that the Corporation is under no obligation to so register any shares of Common Stock, except as provided in the Registration Rights Agreement (as hereinafter defined) and (iv) that the certificate(s) evidencing the shares of Series B Preferred Stock will be imprinted with a legend that prohibits the transfer substantially as set forth in Section 6.2(b) hereof unless they are registered or such registration is not required.

         3.5 Rule 144. Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

         3.6 Access to Information; Experience. Such Investor has been furnished with or has had access during the course of this transaction to all information necessary to enable such Investor to evaluate the merits and risks of an investment in the Corporation and such Investor has had an opportunity to discuss with representatives of the Corporation the business and financial affairs of the Corporation. Such Investor has conducted its own investigation and analysis of the business and



                                     - 5 -

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its investment in the Shares and is not relying on the Corporation's business plan or any information or opinions contained therein in making its decision to purchase the Shares. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation such that the Investor is capable of evaluating the merits and the risks of its investment in the Corporation and has the capacity to protect such Investor's own interests in making this investment in the Corporation. Such Investor can afford to suffer a complete loss of its investment in the Shares.


         SECTION 4. Conditions Precedent to Obligations of Investors. The respective several obligations of the Investors to purchase and pay for the Shares on the Closing Date, are subject to the following conditions precedent:

         4.1 Corporate Proceedings; Consents; Etc. All corporate and/or other proceedings to be taken by the Corporation, its officers, directors and stockholders and all waivers and consents to be obtained by the Corporation in connection with the transactions contemplated by this Agreement and each of the Related Agreements shall have been taken or obtained.

         4.2 Representations and Warranties. The representations and warranties of the Corporation contained in Section 2 shall be true and correct in all material respects.

         4.3 Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Shares shall have been obtained or effected.

         4.4 Filing of Amended and Restated Certificate of Incorporation. An Amended and Restated Certificate of Incorporation in the form of EXHIBIT B attached hereto setting forth the designations and preferences of the Common Stock and Preferred Stock shall have been filed with, and accepted by, the Secretary of State of the State of Delaware, and evidence of such filing and acceptance, in form satisfactory to the Investors, shall have been made available to the Investors.

         4.5 Amended and Restated Stockholders Agreement. The Corporation and each of the other Investors shall have executed and delivered an amended and restated stockholders agreement (the "Amended and Restated Stockholders Agreement") substantially in the form of EXHIBIT C attached hereto.

         4.6 Amended and Restated Registration Rights Agreement. The Corporation and each of the other Investors shall have executed and delivered an amended and restated registration rights agreement (the "Amended and Restated Registration Rights



                                     - 6 -

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Agreement") substantially in the form of Exhibit D attached hereto.


         SECTION 5. Conditions Precedent to Obligations of Corporation. The obligation of the Corporation to issue and sell the Shares on the Closing Date is subject to the following conditions precedent:

         5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct in all material respects.

         5.2 Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Shares shall have been obtained or effected.

         5.3 Amended and Restated Stockholders Agreement. The Amended and Restated Stockholders Agreement shall have been executed and delivered by the Corporation and each of the Investors.

         5.4 Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement shall have been executed and delivered by the Corporation and each of the Investors.

         5.5 Payment of Purchase Price. Each Investor shall have delivered the full purchase price payable by such Investor hereunder as specified in Section
1.2 hereof.


         SECTION 6. Affirmative Covenants.

         6.1 Information Rights. The Corporation agrees to provide each of the Investors with the following:

             (a) General. The Corporation will permit such persons on reasonable notice to visit and inspect during normal business hours any of the properties of the Corporation, to examine its books and records, to make copies thereof and to take extracts therefrom and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, consultants, counsel and accountants, at such reasonable times as such persons may desire. In addition, the Corporation will provide to such persons such other information as from time to time may reasonably be requested.

             (b) Monthly Statements. Within 30 days after the end of each monthly accounting period, an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments,


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including, with respect to such monthly accounting period, the following:

             (i) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period;

             (ii) a balance sheet as at the last day of such monthly accounting period;

             (iii) a statement of cash flow for such monthly accounting period on a cumulative basis for the fiscal year to date; and

             (iv) a comparison between the actual figures for such monthly accounting period, the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and the comparable figures included in the Budget (as hereinafter defined) for such monthly accounting period.

             (c) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, containing the information contemplated by Sections 6.1(b)(i)-(iv) with respect to such quarterly accounting period.

             (d) Annual Reports. As soon as available, but not later than 120 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board of Directors of the Corporation (the "Accountants").

             (e) Budget. With respect to each calendar year commencing with the calendar year ending December 31, 1997, the Corporation shall, not later than March 31 of each such calendar year, prepare a budget (the "Budget") of the Corporation (containing monthly and quarterly breakdowns of income (loss), balance sheet items and cash flow). The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation. The Budget shall be reviewed by the Corporation periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors in advance and shall be accepted when approved by the Board of Directors (including at least one director



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designated pursuant to Sections 2(a)(ii) and (iii) of the Stockholders
Agreement.)

             (f) Termination of Information Rights. Notwithstanding the foregoing provisions of this Section 6.1, the rights of the Investors and the obligations of the Corporation under said Section 6.1 shall terminate upon the consummation of the initial underwritten public offering of the Common Stock of the Corporation.


         6.3  Transfer of Securities.

             (a) Restrictions on Transfer. Each Investor acknowledges that the Shares have not been registered under the Securities Act, that such shares are being issued pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Shares held by the Investors shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.2, which conditions are intended to ensure compliance with the provisions of the Securities Act and this Agreement.

             (b) Restrictive Legend. Each certificate for shares of Common Stock or Preferred Stock held by the Investors and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.2(c) and 6.2(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.2 OF THE STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 12, 1996, AMONG BONE, MUSCLE AND JOINT, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BONE, MUSCLE AND JOINT, INC."


             (c) Notice of Transfer. Each Investor agrees, prior to any Transfer of the Shares, to give written notice to the Corporation of such Investor's intention to effect such Transfer and to comply in all other respects with the provisions



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of this Section 6.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States; PROVIDED, HOWEVER, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. Such Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 6.2(b) unless (a) in such opinion of counsel, registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities or "blue-sky" laws or (b) the Corporation shall have waived the requirement of such legends; PROVIDED, HOWEVER, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144. No Investor shall Transfer any shares of Common Stock or Preferred Stock until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 6.2).

             (d) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 6.2, the restrictions imposed by this Section 6.2 upon the transferability of any shares of the capital stock of the Corporation held by the Investors shall cease and terminate when (a) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.2(c) and, pursuant to Section 6.2(c), the securities so transferred are not required to bear the legend set forth in Section 6.2(b) or (b) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6.2 shall terminate, as herein provided, each Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in
Section 6.2(b) and not containing any other reference to the restrictions imposed by this Section 6.2.


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         SECTION 7. Expenses. The Corporation shall pay its expenses and the expenses of each of the Investors in connection with the preparation for and consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that in the event the transactions contemplated hereby are not consummated, the Corporation and each of the Investors shall bear their respective expenses.


         SECTION 8. Key-Person Insurance. Within 120 days after the date hereof, the Corporation shall obtain, and thereafter maintain in full force and effect, for so long as Dr. Nagpal is employed as an executive officer of the Corporation, key-person term life insurance coverage on Dr. Nagpal in an amo unt equal to $1,000,000.


         SECTION 9. Notices. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

         (a) if to the Corporation, to:

                 Bone, Muscle and Joint, Inc.
                 4800 N. Federal Highway
                 Suite 104D
                 Boca Raton, Florida  33431
                 Attention:  Naresh Nagpal, M.D.
                             President
                 Telecopier: (407) 391-1389

         with a copy to:

                 O'Sullivan Graev & Karabell, LLP
                 30 Rockefeller Plaza
                 New York, New York  10112
                 Attention:  Lawrence G. Graev, Esq.
                 Telecopier:  (212) 408-2420; and

         (b) if to the Investors, to their respective addresses set forth on
SCHEDULE I;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is




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posted. As used in this Section 9, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.


         SECTION 10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto.


         SECTION 11. Amendments. The terms and provisions of this Agreement may only be amended or waived with the written consent of the Corporation and Investors holding at least 80% of the Shares.


         SECTION 12. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.


         SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


         SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to any principles of conflicts of laws).


                                *   *   *   *



                                    - 12 -

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         IN WITNESS WHEREOF, each of the undersigned has caused this Stock
Purchase Agreement to be executed as of the date first written above.



                                     BONE, MUSCLE AND JOINT, INC.


                                     By: __________________________________
                                        Naresh Nagpal, M.D.
                                        President and Chief
                                           Executive Officer


                                     INVESTORS:

                                     OAK INVESTMENT PARTNERS VI,
                                     LIMITED PARTNERSHIP

                                     By: OAK ASSOCIATES VI,
                                         LIMITED PARTNERSHIP,
                                         its General Partner


                                     By: __________________________________
                                         Name:  Ann H. Lamont
                                         Title:  General Partner


                                     OAK VI AFFILIATES FUND,
                                     LIMITED PARTNERSHIP

                                     By: OAK VI AFFILIATES, LLC,
                                         its General Partner


                                     By: __________________________________
                                         Name:  Ann H. Lamont
                                         Title:  Managing Member


                                     DELPHI VENTURES III, L.P.

                                     By:  DELPHI MANAGEMENT
                                          PARTNERS III, L.L.C.,
                                          its General Partner


                                     By: __________________________________
                                         Name:
                                         Title:

                                     DELPHI BIOINVESTMENTS III, L.P.


                                     By:  DELPHI MANAGEMENT
                                          PARTNERS III, L.L.C.,
                                          its General Partner


                                     By:__________________________
                                        Name:
                                        Title:



                                     _____________________________
                                     Naresh Nagpal, M.D.

                                   Schedule I
                                   ----------

                                                                 Aggregate
Investor                               Number of Shares        Purchase Price

Naresh Nagpal, M.D.
2378 N.W. 60th Street
Boca Raton, Florida  33496
Telephone:  (407) 998-2351
Facsimile:  (407) 998-4649                   666,667            $2,000,001

Delphi Ventures III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA  94025
Telephone:  (415) 854-9650
Facsimile:  (415) 854-2961                   654,877            $1,964,631

Delphi BioInvestments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Telephone:  (415) 854-9650
Facsimile:  (415) 854-2961                    11,790               $35,370

Oak Investment
    Partners VI, L.P.
One Gorham Island
Westport, Connecticut  06880
Telephone:  (203) 226-8346
Facsimile:  (203) 227-0372                   651,467            $1,954,401

Oak VI Affiliates Fund, Limited
Partnership
One Gorham Island
Westport, Connecticut 06880
Facsimile: (203) 227-0372                     15,200               $45,600

                              TOTAL        2,000,001            $6,000,003
                                           =========            ==========

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